  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998
                                                 REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933


                           ZEBRA TECHNOLOGIES CORPORATION
               (Exact name of registrant as specified in its charter)


                DELAWARE                             36-2675536
    (State or other jurisdiction of        (IRS Employer Identification
   of incorporation or organization)                  Number)

 333 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061-3109, (847) 634-6700
          (Address of Principal Executive Offices including Zip Code)

             ZEBRA TECHNOLOGIES CORPORATION 1997 STOCK OPTION PLAN
                             (Full title of plans)

                                EDWARD L. KAPLAN
 333 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061-3109, (847) 634-6700
          (Name, address and telephone number of agent for service)

                                  COPIES TO:

                          MARGUERITE M. ELIAS, ESQ.
                            KATTEN MUCHIN & ZAVIS
                     525 WEST MONROE STREET, SUITE 1600
                       CHICAGO, ILLINOIS  60661-3693

                           ----------------------


                         CALCULATION OF REGISTRATION FEE

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                                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
                                                                               OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED         AMOUNT TO BE REGISTERED       PER SHARE(3)          PRICE(3)            FEE(3)
     Class A Common Stock,                        2,000,000 shares (1),(2)         $30.0625         $60,125,000        $17,736.88
     $0.01 par value  . . . . . . . . . . . .
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



(1) This registration statement also covers an indeterminate number of shares of Class A Common Stock which may be issued under the anti-dilution and other adjustment provisions of the Zebra Technologies Corporation 1997 Stock Option Plan pursuant to Rule 416(a) of the Securities Act of 1993 (the "Securities Act").
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Zebra Technologies Corporation 1997 Stock Option Plan.
(3) Based upon the high and low sales prices of Zebra Technologies Corporation Class A Common Stock as reported on the Nasdaq National Market on September 3, 1998; these amounts are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

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


                                  PART I
                 INFORMATION REQUIRED IN THE PROSPECTUS

The information called for in Part I of Form S-8 is currently included in the prospectus for the Zebra Technologies Corporation 1997 Stock Option Plan (the "Plan") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMEN

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by Zebra Technologies Corporation (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

       1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

       2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998;

       3. The Company's Quarterly Report on Form 10-Q for the quarter ended July 4, 1998; and

       4. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 15, 1991 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

       In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article Nine of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

       In addition, Article Eight of the Company's Certificate of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

       Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

       The Company has an insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

       Pursuant to an Agreement and Plan of Merger, by and among the Company, Spruce Acquisition Corp. and Eltron International, Inc. ("Eltron") dated as of July 9, 1998, the Company will become obligated under Eltron's current provisions regarding indemnification of officers and directors contained in its charter and bylaws (and in those of its subsidiaries) and any director, officer or employee indemnification agreement with it or any of its subsidiaries. In addition, for five years after the consummation of the merger, the Company will maintain in effect the current Eltron policies of directors' and officers' liability insurance with respect to claims arising from facts or events that occur on or before the effective date of the merger. The Company is not, however, required to expend more than 200% of the current Eltron annual premium for such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable

ITEM 8.  EXHIBITS.

       4.1 Zebra Technologies Corporation 1997 Stock Option Plan, effective February 11, 1997, filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

       4.2 1st Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan

       4.3 Second Amendment to the Zebra Technologies Corporation 1997 Stock Option Plan

       4.4    Form of Stock Option Agreement

       4.5 Certificate of Incorporation of the Company, as amended, filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-33315, and incorporated herein by reference

       4.6 Bylaws of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference

       4.7 Amendment to Bylaws of the Company, filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K, and incorporated herein by reference

       4.8 Specimen stock certificate representing Class A Common Stock, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference

       5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Class A Common Stock being offered under the Zebra Technologies Corporation 1997 Stock Option Plan

       15 Letter regarding unaudited interim financial information, filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 4, 1998 and incorporated herein by reference.

       23.1 Consent of KPMG Peat Marwick LLP with respect to the Company's consolidated financial statements, filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference.

       24 Power of Attorney (included on the signature page of this registration statement)


ITEM 9.  UNDERTAKINGS

       1.     The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act or the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
BONA FIDE offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                        SIGNATURES

       Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vernon Hills, state of Illinois, on this 4th day of September, 1998.

                                          ZEBRA TECHNOLOGIES CORPORATION

                                          By:    /s/  EDWARD L. KAPLAN
                                                 -------------------------
                                                 Edward L. Kaplan,
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                 POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Edward L. Kaplan, Charles R. Whitchurch and Marguerite M. Elias, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on SEPTEMBER 4, 1998.


SIGNATURE                                                 TITLE                                            DATE
   /s/ EDWARD L. KAPLAN                                                                                SEPTEMBER 4, 1998
  -------------------------            Chairman of the Board and Chief Executive Officer (Principal
                                       Executive Officer)
     Edward L. Kaplan


     /s/ GERHARD CLESS                                                                                 SEPTEMBER 4, 1998
  ---------------------------          Executive Vice President, Secretary and Director
       Gerhard Cless

 /s/ CHARLES R. WHITCHURCH                                                                             SEPTEMBER 4, 1998
 ----------------------------          Chief Financial Officer and Treasurer (Principal Financial
   Charles R. Whitchurch               and Accounting Officer)


 /s/ CHRISTOPHER G. KNOWLES                                                                            SEPTEMBER 4, 1998
 -----------------------------         Director
  Christopher G. Knowles


     /s/ DAVID P. RILEY                                                                                SEPTEMBER 4, 1998
 -----------------------------         Director
      David P. Riley

    /s/ MICHAEL A. SMITH                                                                               SEPTEMBER 4, 1998
 -----------------------------         Director
     Michael A. Smith


       Pursuant to the requirements of the Securities Act, Edward L. Kaplan and Gerhard Cless, being all of the members of the committee of the Company's Board of Directors charged with administering the Company's 1997 Stock Option Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vernon Hills, state of Illinois, on SEPTEMBER 4, 1998.

                                          ZEBRA TECHNOLOGIES CORPORATION
                                                 1997 STOCK OPTION PLAN


                                   By:    /s/  EDWARD L. KAPLAN
                                         -------------------------------------
                                            Edward L. Kaplan,
                                            as a member of the committee of the
                                            Company's Board of Directors
                                            charged with administering the
                                            Company's 1997 Stock Option Plan


                                   By:    /s/  GERHARD CLESS
                                         --------------------------------------
                                          Gerhard Cless,
                                            as a member of the committee of the
                                            Company's Board of Directors
                                            charged with administering the
                                            Company's 1997 Stock Option Plan

                                  INDEX TO EXHIBITS

                                                                    SEQUENTIAL
EXHIBITS                        DESCRIPTION                          PAGE NO.

  4.1       Zebra  Technologies  Corporation 1997 Stock Option
            Plan, effective February 11, 1997, filed as an Exhibit to the Company's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference

  4.2       1st Amendment to the Zebra Technologies Corporation
            1997 Stock Option Plan

  4.3       Second Amendment to the Zebra Technologies Corporation
            1997 Stock Option Plan

  4.4       Form of Stock Option Agreement

  4.5 Certificate of Incorporation of the Company, as amended, filed as an Exhibit to the Company's
            Registration Statement on Form S-3, File No. 333-33315, and incorporated herein by reference

  4.6 Bylaws of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-1, File
            No. 33-41576, and incorporated herein by reference

  4.7 Amendment to Bylaws of the Company, filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K, and incorporated herein by reference

  4.8       Specimen stock certificate representing Class A Common
            Stock, filed as an Exhibit to the Company's Registration
            Statement on Form S-1, File No.33-41576, and incorporated herein by reference

  5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Class A Common Stock being offered under the Zebra
            Technologies Corporation 1997 Stock Option Plan

  15 Letter regarding unaudited interim financial information, filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the Quarter ended July 4, 1998 and incorporated herein by reference

  23.1      Consent of KPMG Peat Marwick LLP with respect to the
            Company's consolidated financial statements, filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference

  24 Power of Attorney (included on the signature page of this registration statement).
